                                                               EXHIBIT (2)(D)(2)

                       [FORM OF SUBSCRIPTION CERTIFICATE]

Account # ___________                                            Certificate for
                                                                    ____________
                                                                       RIGHTS

          THIS PAYMENT IS NON-TRANSFERABLE PAYMENT MUST BE IN U.S. DOLLARS. ONLY
MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES
AND MADE PAYABLE TO THE THAI FUND, INC. WILL BE ACCEPTED. PLEASE REFERENCE YOUR
RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER OR NOTICE OF GUARANTEED
DELIVERY. YOU MAY REQUEST THAT YOUR BANK, TRUST COMPANY OR BROKER (IF A MEMBER
OF THE NEW YORK STOCK EXCHANGE) SUBMIT A NOTICE OF GUARANTEED DELIVERY ON YOUR
BEHALF BY 5:00 P.M. ON THE EXPIRATION DATE.

                              THE THAI FUND, INC.

                   SUBSCRIPTION RIGHTS FOR COMMON STOCK                    CUSIP

                            SUBSCRIPTION CERTIFICATE
                       THESE RIGHTS ARE NON-TRANSFERRABLE
                     SUBSCRIPTION PRICE: __________________

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON
                      THE EXPIRATION DATE: [_______], 2006

REGISTERED OWNER:

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.01 par value per share, of The Thai Fund, Inc. (the "Fund"), shown above pursuant to the Primary
Subscription Right and upon the terms and conditions and at the Subscription price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights Holders, as described in the Prospectus. Each Record Date Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription
(the "Over-Subscription Privilege"). If enough Shares are available, or if the
Board of the Fund approves the distribution of additional Shares, all of these requests will be honored in full. Regardless of whether the Fund issues such additional Shares, to the extent Shares are not available to honor all requests, the available Shares will be allocated pro rata among those Record Date
Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for over-subscriptions will be delivered as soon as practicable after full payment for such Shares have been received and cleared and after all allocations have been effected.

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Common
Stock, $.01 par value, of The Thai Fund, Inc. (the "Fund"), in the ratio of one share of Common Stock for each four Rights, pursuant to the Offer and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the
Over-subscription Privilege for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, each Record Date Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription, or additional Shares issued by the Fund subject to Board approval, and subject to pro rata allocation if in sufficient additional Shares are available. Stock certificates for the shares subscribed for pursuant to the Primary Subscription
Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the
Over-Subscription Privilege will be delivered as soon as practicable after full payment has been received and cleared and after all allocations have been effected. Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent by [___________], 2006 unless the Offer is extended. Any excess payment to be refunded by the Fund to a Record Date
Stockholder will be delivered as soon as practicable after the Expiration Date.
To subscribe pursuant to the Primary Subscription Right, three Rights and the
Subscription Price are required for each share of Common Stock. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription
Price is required for each share of Common Stock, subject to the terms of the
Over-Subscription Privilege as described in the Prospectus. Payment of the
Estimated Subscription Price of $[_______] per share must accompany the
Subscription Certificate. See reverse side of form.

Dated:

-------------------------------------   ----------------------------------------
CHIEF EXECUTIVE OFFICER                 SECRETARY

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, TRANSFER AGENT AND REGISTRAR
(NEW YORK, N.Y.)

By:
    ---------------------------------
    AUTHORIZED SIGNATURE

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

BY MAIL:                                  BY OVERNIGHT COURIER:                     BY HAND:
American Stock Transfer & Trust Company   American Stock Transfer & Trust Company   American Stock Transfer & Trust Company
Operation Center                          Operation Center                          Attn: Reorganization Department
Attn: Reorganization Department           Attn: Reorganization Department           59 Maiden Lane
6201 15th Avenue                          6201 15th Avenue                          New York, New York 10038
Brooklyn, New York 11219                  Brooklyn, New York 11219

To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 100 rights

100 rights divided by 4 = 25 primary shares

The maximum number of primary subscription shares would be 25

                       A. 25 X $__________ = $__________

To subscribe for any over-subscription shares please complete line "B" below.

PLEASE NOTE: Only Record Date Stockholders who have exercised their Primary
Subscription in full may apply for shares pursuant to the Over-Subscription
Privilege.

PAYMENT OF SHARES: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription.
Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the Estimated Subscription Price, the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised)
and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Estimated
Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase, at the Estimated Subscription Price, the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

                                                   Expiration Date ([__________], 2006 unless extended)

A. Primary Subscription                 x          $__________ = $__________

       (4 Rights = 1 share)      (No. of Shares)   (Estimated Subscription Price)

B. Over-Subscription Privilege          x          $__________ = $__________

                                     (Shares)      (Estimated Subscription Price)

C. Amount of Check Enclosed             =          $__________

     (or amount in Notice of Guaranteed Delivery)

TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common
Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.
I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the
Fund may exercise any of the remedies set forth in the Prospectus.

-------------------------------------
Signature(s) of Subscriber(s)

-------------------------------------
Address for delivery of Shares if
other than shown on front

if permanent change of address, check here [_]

Please give your telephone number: (__)_______________________

Please give your e-mail address: _____________________________